Exhibit 99.2


United States Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  50249

         Re:  Featherlite, Inc.
              File No. 000-24804
              Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentleman:

         In connection with the quarterly report of Featherlite, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Jeffery A. Mason, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



November 14, 2002                                    /s/ Jeffery A. Mason
                                                     Chief Financial Officer





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